UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2008 (July 3, 2008)

CHINA ENTERTAINMENT GROUP, INC.

(Name of small business issuer as specified in its charter)

Nevada (State or jurisdiction of incorporation or organization)	000-29019 (Commission File Number)	22-3617931 (I.R.S. Employer Identification No.)

12400 Ventura Blvd., Suite 645, Studio City, CA (Address of principal executive offices		91604 (Zip Code)

Issuer’s telephone number, including area code: (818) 618-3038

Former Address:

Unit 3409 Shun Tak Centre, West Tower,

168-200 Connaught Road Central, Hong Kong

 (Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other risk factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

In this Form 8-K, references to “we,” “our,” “us,” “Company,” or the “Registrant” refer to China Entertainment Group, Inc., a Nevada corporation.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

As of August 1, 2008, there were approximately 128,963,425 shares (“Shares”) of the issuer’s $.001 par value common stock issued and outstanding.

Pursuant to the Settlement Agreement (as defined below), on or about July 25, 2008, a change of control of the Company occurred whereby Sanford Lang acquired 102,960,838 Shares, which constitutes approximately 79.84% of the issued and outstanding Shares, and Martin Goldrod acquired 12,870,105 Shares, which constitutes approximately 9.98% of the issued and outstanding Shares. Therefore, as a result of the Settlement (as defined below), Mr. Lang and Mr. Goldrod, collectively, own approximately 90.0% of the Shares and therefore “control” the Company.

The Company was previously controlled by Imperial International Ltd., a British Virgin Islands limited company, and Emerging Growth Partners, Inc., a Nevada corporation. In addition to the transfer of Shares described above, the Settlement also required that Mr. Goldrod be named to the Company’s board of directors and be appointed as a corporate officer of the Company (see Item 5.02 below for more information). There are no other arrangements or understandings between the former and new control groups or their associates with respect to the election of directors or other matters.

Settlement of Lang, et al. v. Welch, et al. (China Entertainment Group, Inc.) (United States District Court, Central District California, Case No. CV 07-1068-GHK-PJWx). On December 20, 2006, plaintiffs Sanford Lang and Martin Goldrod (collectively, “Plaintiffs”) initiated a lawsuit in the Los Angeles Superior Court, Central District, alleging claims for fraud, breach of contract, violations of RICO, and civil conspiracy against several parties, including the Company. On or about January 31, 2008, Plaintiffs and Defendants, including the Company, entered into a settlement (“Settlement”) pursuant to a confidential settlement agreement (the “Settlement Agreement”) to resolve all claims pending between them. Accordingly, the Court dismissed the action without prejudice on March 31, 2008.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

   Effective as of July 3, 2008, the Company accepted the following resignations:

Ms. Tiffany Chen Ming Yin	as a Director of Company
Mr. Tang Chien Chang	as a Director and Chief Executive Officer of Company
Ms. Dorothy Wong	as Chief Accounting Officer of Company

   Additionally, the following elections and appointments were made effective as of July 3, 2008:

Martin Goldrod	as the sole Director of the Company
Martin Goldrod	as Chief Executive Officer, President, Treasurer and Secretary of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ENTERTAINMENT GROUP, INC. (Registrant)

Date: August 11, 2008	By:	/s/ Martin Goldrod
President and
Chief Executive Officer